UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2014

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, NJ	08053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:        (856) 810-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 28, 2014, Hill International, Inc. (the “Company,” “we,” or “our”) issued a press release announcing certain preliminary financial results for the quarter ended June 30, 2014 which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in Exhibit 99.1 to this Current Report on Form 8-K under the heading “Preliminary Results for Second Quarter 2014” is furnished under Item 2.02 — “Results of Operations and Financial Condition.” Such information, including the exhibit attached hereto, shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

Equity Offering

The Company has announced the launch of a follow-on offering of 8,000,000 shares of its common stock led by KeyBanc Capital Markets Inc. as sole book-running manager.  William Blair & Company, L.L.C., Houlihan Lokey Capital, Inc., Boenning & Scattergood, Inc., Sidoti & Company, LLC and SG Americas Securities, LLC are serving as co-managers in connection with the offering.

More detailed information on the equity offering can be found in the preliminary prospectus supplement and accompanying prospectus relating to the equity offering that were filed today with the U.S. Securities and Exchange Commission.

Debt Facilities

Also, the Company announced today that the Company and its subsidiary Hill International N.V., which we refer to as the “Subsidiary” and together with the Company, the “Borrowers,” entered into a commitment letter, or the “Commitment Letter,” with Société Générale, which we refer to as the “Agent,” and SG Americas Securities, LLC, which we refer to as the “Arranger” and together with the Agent and any other entity that becomes a lender under the Secured Credit Facilities (as described below), the “Lenders,” pursuant to which the Arranger and the Agent committed, subject to the conditions and other terms and provisions of the Commitment Letter, to provide secured debt facilities to the Company in an aggregate principal amount of $165.0 million.

The debt facilities would consist of (i) a term loan facility of $120.0 million, or the “Term Loan Facility,” and (ii) revolving credit facilities totaling $45.0 million consisting of: (A) a $30.0 million U.S. dollar-denominated facility to be made available to the Company, which we refer to as the “U.S. Revolver” and (B) a $15.0 million Euro-denominated facility to be made available to Subsidiary, which we refer to as the “International Revolver” and together with the U.S. Revolver, the “Revolving Credit Facilities,” and together with the Term Loan Facility, the “Secured Credit Facilities.” The Revolving Credit Facilities would include a $35.0 million sub-limit for letters of credit with $25.0 million allocated to the U.S. Revolver and $10.0 million allocated to the International Revolver.  The commitment is subject to the satisfaction of all specified conditions on or before September 10, 2014.

We would be required to use the proceeds from the Term Loan Facility:

•                  for consummating the payoff and termination of our existing credit arrangements, which we refer to as the “Refinancing,” which consist of the Credit Agreement, dated as of October 18, 2012, among the Company, certain lenders and Obsidian Agency Services, Inc., as amended, which we refer to as the “Existing Term Loan,” and the Credit Agreement, dated as of June 30, 2009, among the Company, Bank of America, N.A. and certain other lenders, as amended, which we refer to as the “Existing Credit Agreement;”

•                  to pay fees and expenses incurred in connection with the Secured Credit Facilities; and

•                  thereafter for general corporate purposes.

We would be required to use the proceeds from the Revolving Credit Facilities:

•                  for the Refinancing;

•                  to finance the working capital needs and general corporate purposes of the Borrowers and their subsidiaries;

•                  to pay fees and expenses incurred in connection with the Secured Credit Facilities; and

•                  for any other purposes not prohibited by the Secured Credit Facilities.

The Term Loan Facility would have a term of six years, require repayment of 1.0% of the original principal amount annually for the first five years and be fully funded upon closing. Any amounts repaid on the Term Loan Facility would not be available to be re-borrowed. The Revolving Credit Facilities would have a term of five years and require payment of interest only during the term. Under the Revolving Credit Facilities, outstanding loans would be able to be repaid in whole or in part at any time, without premium or penalty (except customary breakage costs), subject to certain customary limitations, and would be available to be reborrowed from time to time.

The interest rate on the Term Loan Facility would be, at the Borrower’s option (subject to customary provisions or limitations), either:

•                  the London Inter-Bank Offered Rate, or “LIBOR,” for the relevant interest period plus a range of 6.50% to 6.75% per annum, provided that such LIBOR shall not be lower than 1.00% per annum; or

•                  a Base Rate (as described below) plus a range of 5.50% to 5.75% per annum.

The interest rate on borrowings under the U.S. Revolver would be, at the Borrower’s option (subject to customary provisions or limitations), either:

•                  the LIBOR for the relevant interest period plus 3.75% per annum; or

•                  a Base Rate (as described below) plus 2.75% per annum.

The interest rate on borrowings under the International Revolver would be, at the Borrower’s option (subject to customary provisions or limitations), either:

•                  the European Inter-Bank Offered Rate, or “EURIBOR,” for the relevant interest period plus 4.00% per annum; or

•                  a Base Rate (as described below) plus 3.00% per annum.

The “Base Rate” is the highest of (A) the prime rate, (B) the federal funds effective rate plus 0.5%, or (C) the LIBOR for an interest period of one month plus 1.0% per annum. Upon a default, the applicable rate of interest under the Secured Credit Facilities may increase by 2.0%.  The LIBOR on the Term Loan Facilities (including when determining the Base Rate) shall in no event be less than 1.0%.

The Borrowers would pay a commitment fee calculated from and after the closing date at 0.50% annually on the average daily unused portion of the U.S. Revolver and 0.75% annually on the average daily unused portion of the International Revolver.

The ability to borrow under each of the U.S. Revolver and the International Revolver would be subject to a “borrowing base,” calculated using a formula based upon approximately 85% of receivables that meet or satisfy certain criteria, which we refer to as “Eligible Receivables,” that are subject to a perfected security interest, plus, in the case of the International Revolver only, 10% of Eligible Receivables that are not subject to a perfected security interest, subject to certain exceptions and restrictions.

The Term Loan Facility and the U.S. Revolver would be guaranteed by the U.S. subsidiaries of the Company (subject to certain limitations), and the International Revolver would be guaranteed by the Company and the Company’s U.S. and non-U.S. subsidiaries (subject to certain limitations).

The Term Loan Facility would generally be secured by a first-priority security interest in substantially all assets of the Company and the Company’s U.S. subsidiaries (subject to certain limitations) other than accounts receivable and bank accounts, as to which the Term Loan Facility will be secured by a second-priority security interest.  Generally, the obligations of the Borrowers under the U.S. Revolver would be secured by a first-priority security interest in the accounts receivable and bank accounts of the Company and the Company’s U.S. subsidiaries (subject to certain limitations), and a second-priority security interest in substantially all other assets of the Company and the Company’s U.S. subsidiaries (subject to certain limitations).  The obligations of the Subsidiary under the International Revolver generally would be secured by a first-priority security interest in the accounts receivable and bank accounts of the Subsidiary and the Company’s non-U.S. subsidiaries (subject to certain limitations), and a second-priority security interest in substantially all other assets of the Company and the Company’s U.S. and non-U.S. subsidiaries (subject to certain limitations).

The Company would have the right to prepay the Term Loan Facility in full or in part at any time without premium or penalty (except customary breakage costs); provided, however that upon the occurrence of prepayments relating to certain repricing transactions (as well as certain other repricing transactions) within the first year following closing, a 1% prepayment premium would be payable. The Company would be required to make mandatory prepayments of the Term Loan Facility without premium or penalty (except customary breakage costs) (i) with net proceeds of any issuance or incurrence of indebtedness by the Company after the closing, (ii) with net proceeds from certain asset sales outside the ordinary course of business, and (iii) with 50% of the excess cash flow for each fiscal year of the Borrowers commencing with the first full fiscal year ending after closing which may be stepped down upon the achievement and maintenance of certain metrics; provided, however, that upon the occurrence any repricing transaction in respect of certain mandatory prepayments within the first year following closing, a 1% prepayment premium would be payable.  The Company or the Subsidiary, as applicable, would be required to make mandatory prepayments of their respective Revolving Credit Facilities to the extent that the aggregate outstanding amount thereunder would exceed the then-applicable borrowing base, which payments would be made without penalty or premium (except customary breakage costs).

There are a number of conditions to the Lenders’ obligation to provide the Secured Credit Facilities, including the Refinancing and the documentation of the Secured Credit Facilities.

The Secured Credit Facilities would also contain customary default provisions, representations and warranties, and restrictive covenants.  The Secured Credit Facilities will also require the Company to comply with a consolidated total leverage ratio.

Notwithstanding the foregoing, within sixty days of the closing date of the Secured Credit Facilities, the Arranger may exercise certain customary rights to change the proposed terms, including the ability to increase the interest rates.  Thus, while the above is a summary of the expected terms of the Secured Credit Facilities, final terms of the Secured Credit Facilities may differ from those set forth above, and, in certain circumstances, these differences may be significant.

We currently anticipate that closing of our new Secured Credit Facilities and the Refinancing will occur shortly following the closing of the equity offering; however we cannot assure you that either or both of the closing of our new Secured Credit Facilities and the Refinancing will be completed.

Forward-Looking Statements

The information set forth in Exhibit 99.1 to this Current Report on Form 8-K under the heading “Preliminary Results for Second Quarter 2014” are projections based on management’s initial analysis of operating results and thus are forward-looking statements. Although the quarter is completed, the company is still in the early stages of its standard financial reporting closing procedures. Accordingly, as we complete our quarter closing, our actual results could differ from these projections.

In addition, other statements included in this Current Report on Form 8-K which are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve certain risks and uncertainties that could significantly affect actual results and are subject to many factors including, but not limited to, the company’s ability to successfully complete the proposed transactions discussed in this press release, including due to market conditions and other factors, further review of the company’s results as well as application of accounting adjustments and estimates for the three months ended June 30, 2014, modifications and termination of client contracts, control and operational issues pertaining to business activities that the company conducts pursuant to joint ventures with other parties, difficulties the company may incur in implementing its acquisition strategy, the need to retain and recruit key technical and management personnel, unexpected adjustments and cancellations related to its backlog, its ability to consummate the new debt facilities, the risk that our proposed lenders will not be able to consummate the new debt facilities, its ability to consummate the equity offering, special risks of international operations, including uncertain political and economic environments, acts of terrorism or war, potential incompatibilities with foreign joint venture partners, foreign currency fluctuations, civil disturbances and labor issues, and special risks of contracts with governmental entities, including the failure of applicable governing authorities to take necessary actions to secure or maintain funding for particular projects with the company, the unilateral termination of contracts by the government and reimbursement obligations to the government for funds previously received. Other factors that could cause the company’s actual results, performance or achievements to differ materially from that contemplated by forward-looking statements are discussed under the heading “Risk Factors” in the preliminary prospectus supplement, under the heading “Risk Factors” and in other sections of the company’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as in its other reports filed from time to time with the U.S. Securities and Exchange Commission. These forward-looking statements are based on the company’s current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The company does not intend, and undertakes no obligation, to update any forward-looking statement other than as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1 Press release, dated July 28, 2014 regarding the matters set forth above (and in which the information under the heading “Preliminary Results for Second Quarter 2014” is furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ John Fanelli III
	Name:	John Fanelli III
Dated: July 28, 2014	Title:	Senior Vice President and Chief Financial Officer